ASSET PURCHASE AGREEMENT                            JANUARY 6, 1999

  Between:

            Unicorn Trade & Commerce (Europe) Ltd., a company incorporated pursuant to the laws of Ireland and having an office at 20 Clanwilliam Terrace, Dublin 2, Ireland

          (the  Vendor )
  AND:
            AlphaTrade.com, a company incorporated pursuant to the laws of the state of Nevada and having an office at 290, 1111 West Hastings Street, Vancouver, British Columbia V6E 2J3

          (the  Purchaser )

          Whereas the Vendor has a 100% ownership interest in certain Software (hereinafter defined) known as Software , which certain source codes are contained in an electronic data storage device, in which it holds copyright and other rights, title and interest which it wishes to sell to the Purchaser and the Purchaser wishes to buy.

          Now therefore this agreement witnesses that in consideration of the premises and the mutual agreements and covenants herein contained (the receipt and sufficiency of which is acknowledged by each party) the parties hereby covenant and agree as follows:

1.        DEFINITIONS

1.1 The terms defined in this section shall have the following meanings for the purposes of this Agreement:


   (a) Closing Date means a date agreed to in writing by the parties hereto, but in any event, no later than January 15, 1999;
   (b) Computer Program shall mean an ordered series of instructions or statement, in any form, for controlling the operation of a data processor to execute a process to be performed on date;
   (c) Confidential Information means all information (including, without limitation, Software, trade secrets, know-how, specifications, analyses, formulas, drawings, data, reports, patterns, devices, plans, processes, methodologies or compilations) and any other documentation, whether written, graphic or stored electronically or magnetically, belonging to either party which may not be generally known;
   (d) Documentation shall mean any and all systems manuals, programmed manuals, test and diagnostic information, maintenance information, programmed listings, flow charts, application manuals, user manuals, operating manuals and operating
          procedures, technical specifications for the design,
          performance, operation test and maintenance of the Software used or useful in or relating to the design, use, maintenance, or marketing of the Software whether in writing,
          electromagnetic recording, computer-stored information, data in machine-readable form or any other form and shall include any and all contracts and mutual confidentiality and non-disclosure agreements with any and all third parties relating to the Software;
   (e) Software shall mean the Computer programs and data files known as WebSprite and the Web Enabling Software (detailed in attached Appendix) contained as source code and programming
          files on an electronic data storage device.   WebSprite  is a
          computer program which allows the automatic retrieval of information from data sources and web sites on the Internet ,
          as it may be updated from time to time.   Web Enabling
          Software  is a series of computer programs, active X
          components and data bases which permit access and structural connectivity to the Reuters Triarch 2000 datafeed and provide for the subsequent retrieval and display of said information
          in a browser based environment.   Software  shall include this
          aforementioned products that the Vendor asserts any right, title or interest of any nature whatsoever, including copyright, patent rights, trademark or trade name rights, trade secrets, or any other industrial or intellectual property right whatsoever, and shall include all data, object codes, source codes and/or executable code in machine readable form or human readable form with interpretive comments, all related technology and know-how, all improvements, upgrades, corrections, modifications, alteration, revisions, updates, extensions and/or enhancements completed or in progress and any and all Documentation relating thereto;

2.        PURCHASE AND SALE
2.1       Subject to the terms and conditions hereof, the Vendor agrees to sell and the Purchaser agrees to purchase all of the Vendor's rights, title and interest of any nature whatsoever including any and all patents, copyrights, and trade secrets in the Software free and clear of all encumbrances and liabilities.
2.2       The Purchaser shall assume no liabilities nor shall it become liable for any liabilities of the Vendor or its business undertaking and the Vendor shall pay, satisfy, assume, discharge, observe, perform, fulfill and indemnify and save harmless the Purchaser from and against any such liabilities.

3.        PURCHASE PRICE
3.1       The Parties agree that the Software has a purchase price of 4 million  restricted  and  unregistered  shares (the  Purchase
            Price ).
3.2       The Purchase Price will be paid no later than the 15th of
            January 1999.

4.        SHARE RESTRICTIONS
4.1       The Vendor acknowledges that the AlphaTrade shares to be
            issued hereunder are issued pursuant to Rule 144 of the Securities and Exchange Commission and as such are subject to certain selling restrictions. The Vendor agrees not to resell the AlphaTrade shares otherwise than in accordance with application securities legislation. The Vendor agrees to execute all documents and make such filings as may be required on the part of the Vendor under applicable securities legislation.
5.        VENDOR'S REPRESENTATIONS AND WARRANTIES
5.1       The Vendor represents and warrants to the Purchaser that:
     (a) The Vendor is duly incorporated and validly exists under the laws of Ireland and is in good standing with respect to all statutory filings required by the applicable corporate and securities laws of Ireland;
     (b) The Vendor has good and sufficient corporate capacity, power and authority to enter into this Agreement on the terms and conditions herein set forth, to complete the transactions contemplated hereby and to duly observe and perform all of its covenants and obligations in accordance with the Agreement and all necessary action has been taken by or on the part of the Vendor to authorize the execution and delivery of the Agreement;
     (c) The Vendor is not resident in Canada, does not carry on business in Canada and is not a registrant for the purposes of collecting goods and services tax;
     (d) The completion of the transactions contemplated hereby will not result in any fees, duties, taxes, assessments or other amounts relating to the Software becoming due or payable;
     (e) The Vendor is the sole and exclusive owner of the entire right, title, and interest in and to, and has the sole and exclusive right to use, free and clear of any payment obligation or other encumbrances or liabilities, all intellectual property relating to the Software, whether registered or not, which registrations are in good standing, valid, subsisting and in full force and effect in accordance with their terms;
     (f) The Software is legally and beneficially owned by the Vendor and the Vendor has good and marketable title thereto free and clear of all encumbrances and liabilities and the Software is in the Vendor s possession;
     (g) The Vendor has full knowledge of the purpose for which the Purchaser intends to use the Software and that the Software is free and clear of any and all defects which may adversely affect the purpose for which the Purchaser intends to use the Software;
     (h) The Agreement has been duly executed and delivered by the Vendor and constitutes a legal, valid and binding obligation of the Vendor, enforceable against it in accordance with its terms subject to applicable bankruptcy, insolvency and other similar laws affecting creditors rights generally and except that the remedies of specific performance, injunctive relief or other equitable remedies may not be available in any particular instance;
     (i) The performance of this Agreement will not be in violation of the incorporating documents of the Vendor, any law, judgement, rule, or regulation to which the Vendor, its assets or the Software are subject or of any agreement to which the Vendor is a party and will not result in the creation or imposition of any lien, encumbrance or restriction of any nature whatsoever in favor of a third party upon or against the Software;
     (j) The use of the Software by the Vendor does not infringe or otherwise violate any rights of any person or entity, and there is no pending or, to the knowledge of the Vendor, threatened claim alleging any such infringement or violation, or alleging any defect in or invalidity, misuse or unenforceability of, or challenging the ownership or use of the Vendor s rights with respect to the Software.
5.2       The representations and warranties of the Vendor contained in this Agreement or any certificates or documents delivered pursuant to the provisions hereof or in connection with the transactions contemplated hereby will be true at and as of the Closing Date as though such representations and warranties were made at and as of such time. Notwithstanding any investigations or enquiries made by the Purchaser prior to the Closing Date or the waiver of any condition by the Purchaser, the presentations and warranties of the Vendor will survive the Closing Date and notwithstanding the closing of the purchase and sale herein provided for, will continue in full force and effect for the benefit of the Purchaser for a period of three years after the Closing Date, except for those representations and warranties relating to tax liability which will continue for a period of six years after the Closing
            Date.
5.3       In the event that any of the said representations and
            warranties are found to be incorrect and such incorrectness results in any loss or damage sustained directly or indirectly by the Purchaser then the Vendor will pay the amount of such loss or damage to the Purchaser within 30 days of receiving notice thereof provided that the Purchaser will not be entitled to make any claim unless the loss or damage suffered will exceed the amount of $1,000.

6.        PURCHASER'S REPRESENTATIONS AND WARRANTIES
6.1       The Purchaser represents and warrants to the Vendor that:
     (a) The Purchaser is duly incorporated and validly exists under the laws of the State of Nevada and is in good standing;
     (b) On the Closing Date, 4 million shares will be issued as fully paid and non-assessable;
     (c) The Purchaser has the corporate power to own the assets owned by it and to carry on the business carried on by it and is licensed to carry on business in all places where it conducts business;
     (d) The Purchaser has good and sufficient corporate capacity, power and authority to enter into this Agreement on the terms and conditions herein set forth, to complete the transactions contemplated hereby and to duly observe and perform all of its covenants and obligations in accordance with this Agreement and all necessary action has been taken by or on the part of the Purchaser to authorize the execution and delivery of this Agreement;
     (e) The performance of this Agreement will not be in violation of the incorporating documents of the Purchaser or of any agreement to which the Purchaser is a party and will not give any person or company any right to terminate or cancel any agreement or any right enjoyed by the Purchaser and will not result in the creation or imposition of any lien, encumbrance or restriction of any nature whatsoever in favor of a third party upon or against the assets of the Purchaser;
     (f) There are no actions, suits, proceedings, investigations, complaints, orders, directives or notices of defect or non-compliance by or before the courts, administrative tribunal, arbitrator or governmental authority issued, pending or, to the knowledge of the Purchaser, threatened against or affecting the Purchaser, its business or its assets (including proceedings or actions by any taxation authority) which, if successful, could have a materially adverse effect on the business of the Purchaser.

6.2       The representations and warranties of the Purchaser contained in this Agreement or any certificates or documents delivered pursuant to the provisions hereof or in connection with the transactions contemplated hereby will be true at and as of the Closing Date as though such representations and warranties were made at and as of such time. Notwithstanding any investigations or enquiries made by the Vendor prior to closing or the waiver of any condition by the Vendor, the representations and warranties of the Purchaser will survive the Closing Date and notwithstanding the closing herein provided for, will continue in full force and effect for the benefit of the Vendor for a period of three years after the Closing Date, except for those representations and warranties relating to tax liability which will continue for a period of six years after closing.
6.3       In the event that any of the said representations and
            warranties are found to be incorrect and such incorrectness results in any loss or damage sustained directly or indirectly by the Vendor, then the Purchaser will pay the amount of such loss or damage to the Vendor within 30 days of receiving notice thereof provided that the Vendor will not be entitled to make any claim unless the loss or damage suffered will exceed the amount of $1,000.

7.        CONDITIONS PRECEDENT
7.1       All obligations of the Vendor under this Agreement are further subject to the Purchaser delivering or causing to be delivered, on the Closing Date,
     (a)  To the Vendor:
            (i) a copy of the resolutions of the Directors of the Purchaser authorizing the form, execution and delivery of this Agreement and the completion of the transactions contemplated in this Agreement
            (ii) a copy of the resolution of the Directors of the Purchaser authorizing the issue of 4 million restricted and unregistered shares to the Vendor.
  7.3 The conditions set forth in paragraph 7.2 of this Agreement are for the exclusive benefit of the Vendor and the Vendor may waive the conditions in whole or in part by delivering to the purchaser at or before the time of closing a written waiver to that effect stated to be made pursuant to this subsection and executed by the Vendor.

7.4 All obligations of the Purchaser under this Agreement are further subject to:

     (a) all consents and approvals required to be obtained by the Vendor for the purpose of selling, assigning or transferring the Software having been obtained;
     (b) no material loss or damage having occurred to the Software since the date of this Agreement;
     (c) the Vendor delivering or causing to be delivered to the Purchaser on the Closing Date:

            (i) a copy of the resolution of the Directors of the Vendor authorizing the sale of the Software to the Purchaser;
            (ii) a copy of the resolution of the Directors of the Vendor authorizing the form, execution and delivery of this Agreement and the transactions contemplated herein;
            (iii)the Software.

7.5 The conditions set forth in paragraph 7.4 of this Agreement are for the exclusive benefit of the Purchaser and the Purchaser may waive the conditions in whole or in part by delivering to the Vendor, at or before the time of closing, a written waiver to that effect stated to be made pursuant to this subsection and executed by the Purchaser.

8  CLOSING
8.1 The sale of the Software and the issuance of the AlphaTrade shares will be closed at the offices of AlphaTrade.com, #290, 1111 W. Hastings Street, Vancouver, British Columbia on the Closing Date following the satisfaction of the conditions precedent set out in
       Part 7 of this Agreement.

9  GENERAL
9.1  Time is of the essence in this Agreement.
9.2 The terms and provisions herein contained constitute the entire agreement between the parties and supersede all previous oral or written communications.
9.3 This Agreement will be governed by, construed and enforced in accordance with the laws of the State of Nevada in the United States.
9.4  References to dollar amounts in this Agreements means United States.
9.5 This Agreement and each of its terms and provisions will enure to the benefit of and be binding upon the parties to this Agreement and their respective heirs, executors, administrators, personal representatives, successors and assigns.
9.6 If any one or more of the provisions contained in this Agreement should be invalid, illegal or unenforceable in any respect in any jurisdiction, the validity, legality and enforceability of such provisions or provisions will not in any way be affected or impaired thereby in any other jurisdiction and the validity, legality and enforceability of the remaining provisions contained herein will not in any way be affected or impaired thereby, unless in either case as a result of such determination this Agreement would fail in its essential purpose.
9.7 This Agreement is not transferable or assignable without the written consent of the other parties.

9.8  Any notices under this Agreement must be:

     (a)  in writing,
     (b)  delivered, telecopied or mailed by prepaid post, and
     (c) addressed to the party to which notice is to be given at the address for such party indicated herein or at another address designed by such party in writing.

9.9  Notices shall be addressed as follows:

     (a)  if to the Purchaser:

          #290, 1111 West Hastings Street
          Vancouver, British Columbia V6E 2J3

          Attention:  President
          Facsimile: (604) 681-7710

     (b)  if to the Vendor:

          20 Clanwilliam Terrace
          Dublin 2, Ireland

          Attention:  President
          Facsimile:  353 224 287

9.10 This Agreement may be executed in as many counterparts as may be necessary or by facsimile and each of the facsimile or counterpart so executed shall be deemed to be an original and such counterparts together shall constitute one and the same instrument and notwithstanding the date of execution shall be deemed to bear the date as set out on the first page of this Agreement.


  AlphaTrade.com                   Unicorn Trade & Commerce (Europe) Ltd.
  Per:                             Per:
 /s/ J. Michael Pinkney            /s/ Katharine Johnston
 -----------------------           -----------------------
 Authorized Signatory              Authorized Signatory